TE Connectivity to Acquire Measurement Specialties, Inc.

Transaction Establishes TE as a Leader in the High-Growth Sensor Market;
Further Expands TE’s Leadership Position in Harsh Environment Applications

Expected to be Accretive to 2015 Adjusted EPS

SCHAFFHAUSEN, Switzerland – June 18, 2014 – TE Connectivity Ltd. (NYSE: TEL), a world leader in connectivity, announced today that it has entered into a definitive agreement to acquire Measurement Specialties, Inc. (NASDAQ: MEAS) for $86 cash per share or a total transaction value of approximately $1.7 billion (including assumption of net debt).

Measurement Specialties, a leading global designer and manufacturer of sensors and sensor-based systems with expected revenue of $540 million in its current fiscal year, offers a broad portfolio of sensor technologies including pressure, vibration, force, temperature, humidity, ultrasonics, position and fluid, for a wide range of applications and industries.

“The acquisition of Measurement Specialties is a key part of our strategy to be a leader in the very attractive, high-growth sensor industry and adds nearly $40 billion to our addressable market,” said Tom Lynch, TE Connectivity Chairman and CEO. “We are excited about this acquisition as it enables TE to provide customers with an unmatched range of connectivity and sensor solutions that are essential in a world where everything is increasingly connected. We look forward to combining Measurement Specialties’ strong breadth of products and technologies with our deep customer relationships and global scale. We are also delighted to welcome their talented team to TE.”

Frank Guidone, CEO of Measurement Specialties, said, “The sensor market is quite strong, with both the number of applications and the content per unit increasing every year. We are excited to expand our product offerings to customers around the world through TE’s unparalleled go-to-market capabilities. We look forward to working with TE toward a seamless integration for our customers and employees, and becoming the supplier of choice for customers’ sensing requirements.”

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Strategic Rationale

The strategic rationale for the acquisition of Measurement Specialties is as follows:

Establishes a leadership position in the attractive sensor market: The combination of TE’s sensor business with Measurement Specialties’ leading range of sensors and sensor systems establishes TE as one of the largest sensor companies in the world. The sensor market is a fragmented, large and high-growth market, and the acquisition increases TE’s addressable market by nearly $40 billion. TE’s scale will be unique in this market.

Accelerates sales and profit growth: TE’s scale coupled with Measurement Specialties’ broad sensor product range is expected to create double-digit growth in TE’s sensor business. TE’s deep OEM relationships, unparalleled go-to-market resources, engineering strength, leadership in harsh environment applications, and global footprint are the underlying factors driving this growth. TE also expects to achieve significant cost and tax synergies and generate attractive financial returns for its shareholders.

Increases TE content: The combination of Measurement Specialties with TE creates the leading provider of highly engineered connectivity and sensor solutions. This combination will enable TE to provide a broader range of solutions for its customers and will increase TE’s content per application.

Financial Highlights

The company expects mid-single digit accretion to TE’s adjusted EPS in the first year, excluding acquisition related costs.

The transaction will be financed through cash and additional debt. The transaction is subject to the receipt of certain regulatory approvals, approval of Measurement Specialties’ shareholders and other customary closing conditions. The transaction is expected to close in calendar year 2014.

TE’s financial advisors are Citi and Centerview Partners LLC and outside counsel is Davis Polk & Wardwell LLP. Barclays is the exclusive financial advisor and provider of the fairness opinion to the Measurement Specialties’ Board of Directors. DLA Piper is outside counsel to Measurement Specialties.

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Conference Call And Webcast For Investors

The company will hold a conference call for investors today beginning at 5:00 p.m. EDT and can be accessed as follows. In the United States, dial 800-230-1093; International: 612-288-0340.

Internet users will be able to access the company’s webcast, including slide materials, at the “Investors” section of TE Connectivity’s website at http://investors.te.com/.

An audio replay of the conference call will be available beginning at 7:00 p.m. EDT on June 18, 2014, and ending on June 25, 2014. The dial-in number for participants in the U.S. is 800-475-6701. For participants outside the U.S., the replay dial-in is 320-365-3844, access code: 329902.

Non-GAAP Measure

The earnings per share (“EPS”) amount described in the eighth paragraph of this release is a non-GAAP (U.S. generally accepted accounting principles) measure and should not be considered a replacement for GAAP results. We use diluted EPS from continuing operations attributable to TE Connectivity Ltd. before special items, including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects (“Adjusted EPS”). We use Adjusted EPS because we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. It also is a significant component in our incentive compensation plans. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using Adjusted EPS in combination with diluted EPS from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results. With regard to the forward-looking financial measure of our forecasted Adjusted EPS, reconciliation to the applicable forward-looking forecasted GAAP financial measure is not provided because it is not available without unreasonable effort.

Cautionary Statement Regarding Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results; our ability to fund and consummate the transaction, including the entry into financing arrangements and the receipt of regulatory approvals; and our ability to realize projected financial impacts of and to integrate the acquisition. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive industry and the telecommunications networks and consumer devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that the transaction may not be consummated; the risk that a regulatory approval that may be required for the transaction is not obtained or is obtained subject to conditions that are not anticipated; the risk that Measurement Specialties’ operations will not be successfully integrated into ours; and the risk that revenue opportunities, cost savings and other anticipated synergies from the transaction may not be fully realized or may take longer to realize than expected. More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 27, 2013 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission (“SEC”).

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Additional Information And Where To Find It

This communication is for informational purposes only and does not constitute an offer to purchase or a solicitation of any proxy, vote or approval. In connection with the proposed merger, Measurement Specialties, Inc. (“MEAS”) intends to file a proxy statement and related documents with the SEC. The definitive proxy statement will be mailed to MEAS shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and other relevant documents (in each case when available) filed by MEAS and TE Connectivity Ltd. with the SEC at the website maintained by the SEC at www.sec.gov. Copies of the documents filed by MEAS with the SEC will be available free of charge at the website maintained by MEAS at www.meas-spec.com. Copies of the documents filed by TE Connectivity Ltd. with the SEC will be available free of charge at the website maintained by TE at www.te.com.

MEAS and its directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies from MEAS’ shareholders with respect to the proposed merger. Information about MEAS’ directors and executive officers and their ownership of MEAS’ common stock is set forth in the proxy statement for MEAS’ 2013 Annual Meeting of Stockholders, which was filed with the SEC on July 29, 2013, and MEAS’ Annual Report on Form 10-K for the fiscal year ended March 31, 2014, which was filed with the SEC on June 3, 2014. Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed merger will be contained in the proxy statement to be filed by MEAS with the SEC.

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ABOUT TE CONNECTIVITY

TE Connectivity (NYSE: TEL) is a $13 billion world leader in connectivity. The company designs and manufactures products at the heart of electronic connections for the world’s leading industries including automotive, energy and industrial, broadband communications, consumer devices, healthcare, and aerospace and defense. TE Connectivity’s long-standing commitment to innovation and engineering excellence helps its customers solve the need for more energy efficiency, always-on communications and ever-increasing productivity. With nearly 90,000 employees in over 50 countries, TE Connectivity makes connections the world relies on to work flawlessly every day. To connect with the company, visit: www.TE.com.

ABOUT MEASUREMENT SPECIALTIES

Measurement Specialties, Inc. (NASDAQ: MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as pressure, temperature, position, force, vibration, humidity and photo optics. Measurement Specialties uses multiple advanced technologies – piezo-resistive silicon sensors, application-specific integrated circuits, micro-electromechanical systems (“MEMS”), piezoelectric polymers, foil strain gauges, force balance systems, fluid capacitive devices, linear and rotational variable differential transformers, electromagnetic displacement sensors, hygroscopic capacitive sensors, ultrasonic sensors, optical sensors, negative thermal coefficient (“NTC”) ceramic sensors, mechanical resonators and submersible hydrostatic level sensors – to engineer sensors that operate precisely and cost effectively.

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Contacts:

Media Relations:

Jane Crawford

TE Connectivity

610-893-9689 Office

Jane.crawford@te.com

Dawn Dover

212-521-4817 Office

dawn-dover@kekst.com

Mark Thompson

CFO

Measurement Specialties, Inc.

757-766-4224 Office

Investor Relations:

Sujal Shah

TE Connectivity

610-893-9790

Sujal.shah@te.com

Will Ruthrauff

TE Connectivity

610-893-9565 Office

Will.ruthrauff@te.com

Mark Thompson

CFO

Measurement Specialties, Inc.

757-766-4224 Office

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